EXHIBIT 10.48

AGREEMENT FOR PROVISION OF SERVICES

THIS AGREEMENT (this "Agreement") is entered into as of this 23rd day of March, 2000, by and between Vogo Networks, L.L.C., a Delaware limited liability company with offices located at 1250 24th Street, NW, suite 725, Washington, DC 20037 ("VOGO"), and ETN, Italia, a company organized under the laws of Italy with offices at Viale Umberto Tupini 102, 00144 Rome, Italy ("Customer").

RECITALS

WHEREAS, VOGO is engaged in the business of providing e-mail, unified messaging and personal communications services, as more fully described on Exhibit A hereto (the "Service"); and

WHEREAS, VOGO and Customer wish to enter into this Agreement pursuant to which the Service will be made available to Customer subscribers.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree to as follows:

1. THE SERVICE.

1.1 Service; Term. VOGO shall make the Service available to Customer for an initial term commencing on the date first set forth above (the "Effective Date") and, unless earlier terminated in accordance with Section 9.1, ending on the third anniversary of the Effective Date. The Service is described on Exhibit A hereto and incorporated herein for all purposes. VOGO reverses the right to amend the description of the Service on Exhibit A from time to time during the Term and each such amendment shall become effective upon written notice to Customer.

1.2 Additional Services. Additional services and additional features not provided as part of the basic Service may be made available under this Agreement by execution and delivery by the parties hereto of one or more addenda to Exhibit A.

2. RESPONSIBILITIES AND DUTIES OF THE PARTIES

2.1 Responsibilities and duties of each party are outlined in Exhibit B entitled "Business Partners Out-sourced Services Term Sheet"

3. RATES FOR SERVICE

3.1 VOGO to Establish Rates for the Service. VOGO shall charge Customer for use of the Service at those rates set forth in Exhibit B and incorporated herein for all purposes. The Rate Schedule may be amended from time to time by VOGO upon written notice to Customer. VOGO shall give Customer at least thirty (30) days prior written notice (or such shorter period of notice as is reasonably practicable under the circumstances, the parties acknowledging that VOGO's changes to the Rate Schedule are necessary to respond to changes in regulatory requirements, taxes or other items necessary to provide the Service) of all changes to the Rate Schedule to enable Customer to make any desired adjustments to the rates the Customer's Cardholders are to be charged for the Service.

3.2 Billing and Payment. Unless otherwise specified in an addendum to Exhibit B, VOGO will invoice Customer monthly and Customer shall pay VOGO in US dollars within thirty (30) days following the invoice date containing the VOGO billing statement. Payment shall be made by wire transfer of immediately available funds to an account designated by VOGO. Amounts that are not paid within thirty (30) days following the invoice date shall bear interest at the rate of 1-1/2% per month until paid in full (or such lower rate as may be required by applicable law).

3.3 Fraudulent or Unauthorized Use of the Service. As between the parties hereto, Customer will be entering into the arrangements with end-users, conducting credit checks and providing the data regarding which persons are authorized to use the Service. Accordingly, all charges resulting from unauthorized or fraudulent use of the Service by end-users shall be borne by Customer, and Customer shall not be entitled to refuse payment (or if payment has been made, to claim a refund) to VOGO in respect of unauthorized or fraudulent use the Service by any person.

3.4 Taxes. Customer shall pay, and shall indemnify and hold harmless VOGO against, all sales, use, VAT. excise, gross receipts, and similar taxes (other than income taxes on payments made by Customer to VOGO under this Agreement) and related charges that may be imposed or assessed at any time by any governmental entity or other taxing authority with respect to the availability of the Service to Cardholders or payments made by Cardholders to Customer. VOGO shall pay, and shall indemnify and hold harmless Customer against, all sales, use, VAT, excise, gross receipts, and similar

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taxes and  related  charges  that may be imposed or  assessed at any time by any governmental entity or other taxing authority with respect to payments made by VOGO to the carriers whose telecommunications facilities are used to provide the Service. The parties hereto shall cooperate in taking all reasonable action necessary to minimize, or qualify for exemptions from, any such taxes, duties or
liabilities,   including  without  limitation  furnishing   certifications  that
purchases by Customer are for purposes of resale; provided, however, that such obligation to take reasonable action shall not obligate any party to make any significant expenditure or incur any significant penalty or liability or to take any action that either party reasonably believes might be unlawful or in violation of applicable rules or regulations.

4. NO WARRANTIES: LIMITATION OF LIABILITY

     VOGO MAKES NO WARRANTY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE OR VOGO EQUIPMENT OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY VOGO ARE HEREBY EXCLUDED AND DISCLAIMED.

     IN NO EVENT SHALL VOGO BE LIABLE TO CUSTOMER, ANY CARDHOLDER OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF ANY SUCH LOSS OR DAMAGE WAS REASONABLY FORESEEABLE OR VOGO HAD BEEN ADVISED OF THE POSSIBILITY OF THE CUSTOMER INCURRING THE SAME, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, DELAYS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF VOGO PURSUANT TO THIS AGREEMENT.

     TO THE FULLEST EXTENT PERMITTED BY LAW, VOGO SHALL HAVE NO LIABILITY TO CUSTOMER, ANY CARDHOLDER OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF ANY SUCH LOSS OR DAMAGE WAS REASONABLY FORESEEABLE OR VOGO HAD BEEN ADVISED OF THE POSSIBILITY OF THE CUSTOMER INCURRING THE SAME ARISING OUT OF ANY NEGLIGENT ACTS OR OMISSIONS OF VOGO OR ANY OF ITS DIRECTORS, EMPLOYEES, AFFILIATES OR AGENTS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF VOGO PURSUANT TO THIS AGREEMENT.

     VOGO's liability arising out of mistakes, accidents, omissions, interruptions, delays, or errors or defects in provision of the Service or delays in restoration of the Service shall in no event exceed the amount of the refund, if any, which may be available under Section 3.3. Customer shall not make any representation or warranty regarding the Service or additional services provided hereunder beyond those made by VOGO. VOGO shall not make any representation or warranty regarding the card services provided by Customer to its Cardholders beyond those made by Customer.

5. COMPLIANCE WITH LAWS

Each party agrees that it is in compliance with and will continue to be in compliance with all international, national, state and local laws and regulations relating to the performance of its obligations under this Agreement. Each party is responsible for obtaining all licenses, approvals, and regulatory authority for its operations and the provision of services by it to its customers. Each party agrees to indemnify and hold the other party harmless from all costs and damages, including reasonable attorney's fees, arising from failure to comply with any regulatory or governmental approvals required.

6. FORCE MAJEURE

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Neither party shall be in default  under this  Agreement if any failure or delay in performance is caused by strike or other labor problems; accidents; acts of god; fire; flood; adverse weather conditions; material or facility shortages or unavailability; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; delays in obtaining regulatory or governmental authorizations; condemnations or the exercise of rights of eminent domain; war or civil disorder; or any other cause beyond the reasonable control of either party hereto. Neither party shall be liable for any loss of profits, consequential, special, indirect, incidental, punitive or exemplary damages for any acts or failure to act under this Agreement.

7. INDEMNIFICATION AND HOLD HARMLESS

Subject to Section 4, VOGO shall indemnify, defend and otherwise hold harmless Customer from and against any and all suits, claims and any other losses, including without limitation attorneys' fees (collectively, "Claims"), to the extent that such Claims arise from or in connection with any breach of this Agreement by VOGO. Customer shall indemnify, defend and otherwise hold harmless VOGO from and against any and all Claims to the extent that such Claims arise from or in connection with (i) the use of the Service by Customer of Cardholders, (ii) the content of any material transmitted through use of the Service by Customer or Cardholders, (iii) marketing activities undertaken by Customer, including particularly any representations or warranties made by Customer regarding the Service or additional services provided hereunder beyond those made by VOGO, or (iv) any breach of this Agreement by Customer. In the event a party receives notice of any action or event which gives rise to the indemnification obligations contained herein, such party shall, within 20 days after receipt of such notice, notify the other party of the occurrence of such action or event, as the case may be. If such Claim involves assertion of liability by a third party, the indemnifying party shall have the right to undertake (through counsel of its choosing, such counsel to be reasonably acceptable to the indemnitee) the defense, compromise or settlement of such Claim on behalf of and at the risk of the indemnifying party. In the event that the indemnifying party does not elect (by written notice to the indemnitee) to undertake such defense, the indemnitee shall have the right to undertake (through counsel of its choosing, such counsel to be reasonably acceptable to the indemnitee) the defense, compromise or settlement of such Claim on behalf of and at the risk of the indemnifying party. Neither the indemnifying party nor the indemnitee shall compromise or settle the Claim without the consent of the other party unless such settlement involves a release of the other party, provided that such consent shall not be unreasonably withheld or delayed.

8. TRADEMARKS AND LOGOS

The parties hereby acknowledge that all copyright, trademark, service mark, logos and other property rights in the name, including the trade name, of each party or of any licensor of such party (collectively, "Marks") shall remain the sole property of such party, and the other party shall have no right, title, or interest therein. Each party shall use the Marks of the other party only in a manner and at such times as are expressly authorized by this Agreement or otherwise agreed to in writing. Each party shall use its reasonable commercial efforts during the term of this Agreement not to impair the interests of the other party in such Marks. Each party hereby grants to the other party during the term of this Agreement, including renewal thereof, a limited, non-exclusive license to use the Marks of such party in connection with activities expressly contemplated under this Agreement, including the promotion of the Service, and on statements, communications, inserts, and correspondence relating thereto; provided however, that prior to any such use of a party's Marks such party shall be advised of such proposed use.

9. TERMINATION; REMEDIES

9.1 Termination Rights. Either party may terminate this Agreement by written notice to the other party if:

     a) The other party commits any material breach of this Agreement which is not capable of being remedied;

     b) The other party commits a breach of this Agreement which is capable of being remedied and fails to remedy the breach within 30 days after receipt of written notice of the default or within such longer period as may be specified in the notice of default.

     c) The other party ceases, or proposes to cease to carry on business or an application is made, proceedings are commenced, or a resolution is passed or proposed in a notice of meeting for the winding up, dissolution, official management or administration of the other party or the other

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party  enters into any  arrangement,  compromise  or  composition  with,  or any assignment for the benefit of its creditors or any class of them, or a receiver, receiver and manager, official manager or provisional liquidator is appointed with respect to the other party or any of its assets, or the first party reasonably apprehends that any of the events mentioned above is about to occur in relation to the other party and notifies the other party accordingly.

9.2 Termination Not a Release. Termination of this Agreement for any reason shall not release either party from any accrued liability to the other party. A party's right to terminate this Agreement as provided herein shall be without prejudice to any other rights provided to it by this Agreement or by law or in equity.

9.3 Remedies. Upon the occurrence of any material breach of this Agreement, including without limitation the failure to pay amounts due aggregating $50,000 or more (or its equivalent in any currency), the non-defaulting party shall have the right, in its sole discretion, to suspend performance of all or any part of its obligations under this Agreement, terminate this Agreement (to the extent permitted by Section 10.1 hereof) and/or pursue any other remedies that may be available to such party. In the case of any suspension of service for failure to make full payment when due, such service shall be resumed at such time as the unpaid party receives all unpaid balances (including interest or penalties). A party that is in material breach under this Agreement shall be liable to the other party for all costs and expenses, including reasonable attorney's fees, incurred by the other party in enforcing its rights or remedies hereunder.

10. CONFIDENTIALITY

10.1 Confidential Information. During the term of this Agreement, the parties shall regard and preserve as confidential and proprietary all written or oral non-public information related to the business of the other party it receives or learns as a result of this Agreement ("Confidential Information"). The parties agree not to disclose any such Confidential Information without first obtaining the other party's prior written consent.

10.2 Use of Confidential Information. The parties agree to use the Confidential Information only for the purposes of fulfilling their respective obligations under this Agreement and not otherwise. No rights or licenses to trade or service marks, inventions, copy rights, patents or other intellectual property rights are implied or granted under this Agreement except as otherwise expressly provided for in this Agreement. Each party shall use reasonable care to avoid unauthorized disclosure or use of the other party's Confidential Information and not less than the same degree of care as it uses to protect its own confidential information of similar sensitivity. It is agreed that access to all Confidential Information shall be limited to only such employees or agents who need to know such information for the purpose of fulfilling obligations under this Agreement and that each party shall be liable for any unauthorized disclosure or use of the other party's Confidential Information by any of its employees or agents to whom such Confidential Information is disclosed.

10.3 Ownership of Confidential Information. All Confidential Information shall remain the property of the party having the same at the time of execution of this Agreement and such Confidential Information, including all copies thereof, shall be returned to the other party or destroyed after the need for it has expired, upon request and, in any event, promptly upon termination of this Agreement.

11. RELATIONSHIP OF THE PARTIES

Nothing herein contained shall be deemed or construed by the parties thereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties to this Agreement, it being understood and agreed that neither any provisions contained herein, nor any acts of the parties hereto, shall be deemed to create such relationship. In addition, neither party to this Agreement shall have the authority to bind or obligate the other, except as expressly set forth in this Agreement. Nothing contained herein shall limit the ability of any party or conduct any other venture or entitle either party to any interest in or ownership of any other venture by the other party.

12. MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no representations, warranties, covenants, conditions, agreements, understandings or arrangements,

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oral or  written,  between or among the parties  relating to the subject  matter hereof which are not fully expressed herein. No agent of any party is authorized to make any representation, promise or warranty not contained in this Agreement.

13.2 Amendment. Except as set forth in Section 3.1, this Agreement may not be amended or modified in any way except in writing and signed by both parties to this Agreement.

13.3 Notice. Except as specified below in this Section, all notices, demand, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

(i) If to Customer:

         ETN Italia
         Viale Umberto Tupini 102
         00144 Rome, Italy
         Attn:    Mr. Franco Fagiani, MD

(ii) If to VOGO:

         Vogo Networks, L.L.C.
         1250 24th Street, NW, Suite 725
         Washington, DC 20037
  Attn:  Greene Brown, Esquire

or such other address as the addressee may indicate by written notice to other parties. Each notice, demand, request, or communication which shall be given or made in the manner describe above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with request to a telex) the answerback being deemed conclusive but no exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

Communications on day-to-day technical matters with Technical Contacts shall not constitute notice hereunder unless separate notice is also given as provided above in this Section.

13.4 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining part of such provisions or the remaining provisions of said agreement.

13.5 Assignment. Except as hereinafter specifically provided in this Section, no party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, any purported assignment contrary to the terms hereof shall be of no force and effect. Notwithstanding the foregoing, each party or any permitted assignee of such party without the consent of the other party. For the purposes of this Agreement, "affiliate" means, with respect to a company, any other company which at the relevant as amended) or the subsidiary of any such holding company.

13.6 Remedies. Except as otherwise expressly provided herein, the remedies provided herein shall be cumulative, and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party pursuant to this Agreement and as provided by applicable law.

13.7 Waiver. No delay or failure on the party of an party hereto in exercising any right, power or privilege under this Agreement shall be construed as a waiver of any default or any acceptance thereof. No waiver by any party of any provision of this Agreement shall constitute or imply a subsequent or other waiver of the same or any other provision of this Agreement. No waiver will be effective unless in writing and signed by the party against whom such waiver is asserted.

13.8 Survival. The rights, obligations and covenants set forth in Sections 3, 4, 5, 6, 8, 9, 10, 11, 12 and 13.8 of this Agreement (and definitions of terms used therein) shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their


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

legal representatives, successors, heirs and assigns, for acts connected with performance or conduct during the course of this Agreement.

13.9 Conflicts. In the event of a conflict between provisions contained in the body of this Agreement and provisions contained in Exhibit A hereto or an addendum to Exhibit A which has been executed and delivered by the parties, the provisions contained in Exhibit A or addendum thereto shall control.

13.10 Ownership. VOGO acknowledges that Customer is the sole owner of all of Customer's services (including its customer base) and VOGO does not, as a result of this Agreement, acquire any interest therein. Customer acknowledges that VOGO is the sole owner of all of VOGO's property and services and Customer does not, as a result of this Agreement, acquire any interest therein.

13.11 Limitation on Benefits. The rights, obligations and covenants set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors and permitted assigns. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 ("Act") to enforce any terms of conditions of this Agreement, but this does not affect any right of a third party which exists or is available apart from this Act.

13.12 Inurement. This Agreement shall be binding on and insure to the benefit of the parties hereto, their representatives, successors and permitted assigns.

13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England (without regard to the choice of law rules thereof). Any dispute under this Agreement or between the parties will be adjudicated by arbitration under the rules of the [London International Court of Arbitration, in London, England]

13.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

ETN Italia                                                 VOGO NETWORKS, L.L.C.

European Travel and Telecommunication
        NETWORK ITALIA S.A.I.
--------------------------------------      -------------------------
  Sede Italian Umberto Tupini, 102
           00144 ROMA EUR
Sede Lagale: via Bonedette Croca, 97
             00142 ROMA
         P. IVA 05030611002                 By: [Illegible]
--------------------------------------      -------------------------
Its: [Illegible]                            Its: President
     ---------------------------------           --------------------
     [Illegible]
Its:










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


Exhibit A
The Service


This Vogo service will initially be provided in American English language. The Vogo service will include the following features:
o    Email, Unified Messaging and Personal Communications
o    Standards based POP3 email access
o    Check and listen to email over the phone via Text-to-Speech technology
o    Record and send voice replies to email over the phone
o    Compose, record and send voice messages as email over the phone
o    Receive voice mails and faxes via in-box
o    Fax email messages remotely to fax machines
o    Print email messages remotely to designated printers
o    Speed dial calls from personal contact list and address book
o    Voice mail telephone answering
o    Select Web News and Information.
o Deliver select HTML Web-based content and streaming audio for use over the phone
o Listen to timely, relevant content, news and information via Text-to-Speech and streaming audio
o    Navigate and click through to web content
o    Remotely send web content to fax machines or printers
o    Personal Options Manager:
o    Set PIN number
o    Set automatic validation without PIN requirement
o    Set default fax number for fax forwarding of emails and web content
o    Select Text to Speech (TTS) speed
o    Select email sort order: oldest or newest
o    Input personal contacts and phone numbers
o    Modify personal profile options including email address















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Exhibit B


                                                       DRAFT SUBJECT TO CONTRACT


               BUSINESS PARTNERS OUT-SOURCED SERVICES TERM SHEET


1) Executive Summary

This term sheet is agreed between Vogo Networks LLC (the "Licensor"), a wholly owned subsidiary of eGlobe, Inc., and ___ETN Italia srl___ Viale Umberto Tupini 102/00144 Rome Italy (the "Partner"). Vogo Networks LLC appoints ETN Italia Srl as an Outsourced Services Partner for its Global Messenger products. Both parties agree to use their best endeavors to enter into a definitive agreement (the "Agreement"), and to agree annual sales targets for the first year of operation, within 30 days of the signing of this term sheet.

2) Out-sourced Services Partner

a) Definition of Out-sourced Services Partner

The Out-sourced Services structure provides for the Partner to be a distributor of the Licensor's Global Messenger products within the Italian territory. The Partner is hereby granted the non-exclusive rights to sell the Global Messenger service to its customers.

b) Product Domain

The Global Messenger product provides Phone Portal and Unified Messaging services.

c) Target Markets

The  target  market  for  Global  Messenger  is   internet-enabled   and  mobile
individuals. The distribution channels will start with larger corporations and move to SMEs and directly to individual users.

d) Partner Requirements

In order to maintain Outsourced Services Partner status, the Partner will:

1. maintain a minimum inventory of 5,000 mailboxes to support the forecast sales targets as agreed;
2.   agree  annual  sales  targets  and  provide  monthly  sales  reports to the
     Licensor:
3. provide first line technical to the end user. It is the Partner's he Licensee; responsibility to ensure that it has sufficient technical expertise to provide first line technical support; and
4.   pay the Licensor charges in accordance with Section 4

3) Licensor

The Licensor will provide the Partner with:

a) the necessary functionality and/or hardware resources to ensure that the Parnter is able to meet the agreed sales targets;
b)   second and third line technical support;
c) monthly revenue reports in an agreed format to enable the Partner to provide billing information to the customers; and
d) local dial-up access numbers to enable the Partner and its customers to access the system.

The Licensor is entitled to appoint other Out-sourced Services Partners in the Partner's market. The Licensor will advise the Partner of such additional appointments, within two business days of signing agreements with other Out-sourced Services Partners in the Partner's market. The Licensor will not offer any other Out-sourced Services Partners in the Partner's market a pricing terms and conditions which may be less favourable than that agreed with the Partner.

4) Global Messenger Pricing Structure- Definition, terms and conditions

The pricing structure of Global Messenger provides primarily for a monthly subscription fee and a usage-based fee. Minimums apply at the initial phase of a roll-out but are quickly superceded by monthly subscription fee and usage-based fees.

a) The initial service, with US English engine functionality, will be offered via a Vogo system installed in London; service may be expected to be fully operational within 60 to 90 days from signature of this proposal and receipt of payments as per below fees and charges;

b) Monthly Subscription Fee

The Monthly Subscription Fee per Account per month is 33% of the retail price ETN charges. Retail prices will be agreed on upon contract signature.

c) Usage Fee

The Usage-based fee for system access and platform usage will be $0.05 per minute or part thereof for all traffic on the system.

d) Minimums

Notwithstanding the above, a minimum of $1.00 per month per account will be charged. The initial order is for 10,000 account with the English engine, so the starting monthly charge is $10,000.

e) Custom Integration and Branding fee

In addition to the on-going charges listed above, there is a one-time $10,000 charge associated with bringing a Global Messenger service on-line.

The  one-time  charge  includes  customisation,   re-branding,   billing  system
interfacing and integration.

A one-time $100,000 fee will be required to produce the Italian engine. Expected time for the roll-out of the Italian engine is 90-120 days from full availability of the service with US English functionality on the Italian market and upon receipt of payment as per above one-time fee.

A 5% Royalty on Net Revenue will be paid to ETN on Vogo sales to third parties that use the Italian Engine developed using the $100,000 NRE payment. Net
Revenue is defined as Gross Revenue minus direct costs (such as network transport)

f) Adjustment to pricing structure

To be negotiated as part of the final Agreement (the Contract).

5) Payment Terms

a. 50% wire transfer upon signature of this agreement
b. 20% wire transfer 30 days after first payment
c. 30% Stand-by Letter of Credit on deployment and acceptance testing

6) Length of Term

The length of term of the Agreement will be three (3) years. Cancellation terms will be negotiated as part of the Agreement.

7) Jurisdiction of the Agreement

The Agreement will be governed by the laws of England.


Signed:


           illegible
---------------------------------              -------------------------------
On behalf of Vogo Networks LLC                 On behalf of [illegible]


Date:                                          Date:
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